EVERGREEN VARIABLE ANNUITY TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116




                                                           April      , 1999



Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts  02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that the Evergreen VA Blue Chip Fund, a series of Evergreen Variable Annuity Trust, hereby elects to become a Fund party to such Agreement.

                          EVERGREEN VARIABLE ANNUITY TRUST
                          on behalf of:
                          Evergreen VA Blue Chip Fund


                          By:
                             ------------------------



Accepted and Agreed:

EVERGREEN SERVICE COMPANY


By:
   ----------------------------
     Name:
     Title:

Dated as of April      , 2000